[Letterhead of Thacher Proffitt & Wood]


                                  May 30, 1996



Salomon Brothers Mortgage Securities VII, Inc.
Seven World Trade Center
New York, New York  10048

               Re:         Salomon Brothers Mortgage Securities VII, Inc.
                           Mortgage Pass-Through Certificates
                           Registration Statement on Form S-3
                           ----------------------------------------------

Dear Sirs:

     We are counsel to Salomon Brothers Mortgage Securities VII, Inc., a Delaware corporation (the "Registrant"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of Mortgage Pass-Through Certificates (the "Certificates") and the related preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement").

     In connection with rendering this opinion letter, we have examined the Registration Statement and such records and other documents as we have deemed necessary and relevant. In rendering this opinion letter, we express no opinion as to the laws of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware, nor do we express any opinion, either implicitly or otherwise, on any issue not expressly addressed below. In rendering this opinion letter, we have not passed upon and do not pass upon the application of "doing business" or the securities laws of any jurisdiction.

     Based on the foregoing, we are of the opinion that the description of federal income tax consequences appearing under the heading "Certain Federal Income Tax Consequences" in the prospectus contained in the Registration Statement, while not purporting to discuss all possible federal income tax consequences of an investment in Certificates, is accurate with respect to those tax consequences that are discussed.

     We hereby consent to the filing of this opinion letter as an Exhibit to the Registration Statement, and to the use of our name in the prospectus and prospectus supplement included in the Registration Statement under the heading "Legal Matters" and "Certain Federal Income Tax Consequences", without admitting that we are "experts" within the meaning of the Act, and the rules and regulations thereunder, with respect to any part of the Registration Statement, including this Exhibit.

                                         Very truly yours,

                                        /S/ THACHER PROFFITT & WOOD